UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 5, 2006

CapSource Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO		80302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (303) 245-0515

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed in order to include certain exhibits to the Texas Dealer Agreement (as defined below) which were not included in the original filing.

Item 1.01	Entry into a Material Definitive Agreement

On September 5, 2006, CapSource Financial, Inc. (the “Company”) entered into a Dealer Agreement with Hyundai Translead naming the Company’s subsidiary, Capsource Equipment Company, Inc. d/b/a Prime Time Trailers as an authorized Hyundai truck trailer dealer for Texas (the “Texas Dealer Agreement”). The Company has leased a four acre site to be used as its sales facility in the Dallas/Ft. Worth area. The term of the Texas Dealer Agreement runs through December 31, 2007.

The Company, through its Mexican subsidiary, RESALTA, already markets and distributes Hyundai truck trailers in Mexico under an agreement granting it the exclusive right to do so. In June 2006, RESALTA was recognized by Hyundai Translead as “Top Dealer for 2005” based upon the dollar volume of trailer sales as well as “Top Dealer for 2005” for the sale of parts. Prime Time Trailers also is an authorized Hyundai trailer dealer for California and, as such, markets new and used truck trailers in the Southwest U.S. from its offices in Fontana, California. In June 2006, Prime Time Trailers was recognized by Hyundai Translead as “Top Dealer for 2005” based upon the number of units sold.

The foregoing is qualified in its entirety by reference to the documents filed herewith as exhibits.

Item 9.01	Financial Statements and Exhibits

(c)    Exhibits

10.1    Hyundai Translead Dealer Agreement

99.1    Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)

Date: January 17, 2007	By:	/s/ Steven E. Reichert
Name: Steven E. Reichert Title: Vice President and General Counsel